Exhibit 99.2

Consent of LionTree Advisors LLC

We hereby consent to (i) the inclusion of our opinion letter dated June 29, 2016, to the Board of Directors of Starz (“Starz”) as Annex C to the joint proxy statement/prospectus which forms a part of amendment no. 2 to the registration statement on Form S-4 of Lions Gate Entertainment Corp. (“Lions Gate”), filed with the Securities and Exchange Commission as of the date hereof (the “Registration Statement”) relating to the proposed transactions involving Starz and Lions Gate and (ii) all references to such opinion in the sections captioned “Summary—Opinions of Starz’s Financial Advisors—Opinion of LionTree Advisors LLC,” “Special Factors—Background of the Merger,” “Special Factors—Starz’s Purpose and Reasons for the Merger and Other Proposals; Recommendations of the Starz Special Committee and Starz Board of Directors; Fairness of the Merger,” and “Special Factors—Opinions of Starz’s Financial Advisors—Opinion of LionTree Advisors LLC” of such joint proxy statement/prospectus. The foregoing consent applies only to the Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any amendments or supplements thereto, and our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ LionTree Advisors LLC

New York, New York

October 5 , 2016